Exhibit 10.3
FIRST AMENDMENT TO LEASE
I. PARTIES AND DATE.
     This First Amendment to Lease (the “Amendment”) dated September 24, 2009, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and BIOLASE TECHNOLOGY, INC., a Delaware corporation (“Tenant”).
II. RECITALS.
     On January 10, 2006, Landlord and Tenant entered into a lease (“Lease”) for space in a building located at 4 Cromwell, Irvine, California (“Premises”).
     Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent and to make such other modifications as are set forth in “III. MODIFICATIONS” next below.
III. MODIFICATIONS.
     A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:
1.     Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:
“5. Lease Term: The Term of this Lease shall expire at midnight on April 30, 2015”

2.	Item 6 is hereby amended by adding the following:

“Commencing May 1, 2010, the Basic Rent shall be Thirty Six Thousand Six Hundred Ninety-Two Dollars ($38,692.00) per month, based on $.68 per rentable square foot.

Commencing May 1, 2011, the Basic Rent shall be Thirty Nine Thousand Eight Hundred Thirty Dollars ($39,830.00) per month, based on $.70 per rentable square foot.

Commencing May 1, 2012, the Basic Rent shall be Forty Thousand Nine Hundred Sixty-Eight Dollars ($40,968.00) per month, based on $.72 per rentable square foot.

Commencing May 1, 2013, the Basic Rent shall be Forty Two Thousand One Hundred Six Dollars ($42,106.00) per month, based on $.74 per rentable square foot.

Commencing May 1, 2014, the Basic Rent shall be Forty Three Thousand Eight Hundred Thirteen Dollars ($43,813.00) per month, based on $.77 per rentable square foot.”

3.	Item 9 is hereby deleted in its entirety and substituted therefor shall be the following:

“9. Security Deposit: $168,561.00”

4.	Item 12 is hereby amended to delete Tenant’s addresses for notices in their entirety, and substituted therefor shall be the following:
“Tenant:
BIOLASE TECHNOLOGY, INC.
4 Cromwell
Irvine, CA 92618
with a copy of notices to:
BIOLASE TECHNOLOGY, INC.
4 Cromwell
Irvine, CA 92618
Attn: General Counsel”
     B. Right to Extend the Lease. The provisions of Section 3.3 of the Lease entitled “Right to Extend this Lease” shall remain in full force and effect and exercisable by Tenant during the Term of the Lease as extended by this Amendment.
     C. Security Deposit
          (i) Section 4.3 of the Lease is hereby amended to provide that, upon an Event of Default by Tenant (as defined in Section 14.1 of the Lease), Landlord may, in its sole and absolute discretion and notwithstanding any contrary provision of California Civil Code Section 1950.7, additionally retain, use or apply the whole or any part of the Security Deposit to pay amounts estimated by Landlord as the amount due Landlord for prospective rent and for damages pursuant to Section 14.2 (a)(i) of the Lease and/or California Civil Code Section 1951.2.
          (ii) The second paragraph of Section 4.3 of the Lease is hereby deleted in its entirety and shall have no further force or effect. Instead, Landlord shall return the difference between the Security Deposit held by Landlord as of the date of this Amendment and the amount set forth in Section III.A(3) of this Amendment (said difference being the amount of $131,439.00) to Tenant in the form of credits against Basic Rent installments initially coming due under the Lease from and after the date of this Amendment. Additionally, provided that (a) no “Event of Default” has occurred at any time during the Term, and (b) Tenant has not at any time been more than ten (10) days late with respect to any payment of Basic Rent or Operating Expenses due under the Lease more than once in the 12-month period preceding the date of the applicable credit, then a portion of the Security Deposit set forth in Section III.A(3) above shall be returned to Tenant in the form of credits in the amount of Thirty Five Thousand Dollars ($35,000.00) each against the Basic Rent installment due and payable on April 1, 2013 and on April 1, 2014.
     D. Broker’s Commission. Article XVIII of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Realty Company (“Landlord’s Broker”) and CB Richard Ellis, Inc./Newport Beach (“Tenant’s Broker”). It is understood and agreed that Landlord’s Broker represents only Landlord in connection with the execution of this Amendment and that Tenant’s Broker represents only Tenant. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.
     E. Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an “as-is” basis without further obligation on Landlord’s part as to improvements whatsoever.

IV. GENERAL.
     A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.
     B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.
     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.
     D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
     E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.
     F. SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.
V. EXECUTION.
     Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC a Delaware limited liability company		BIOLASE TECHNOLOGY, INC., a Delaware corporation

By	/s/ Steven M. Case	By	/s/ David M. Mulder

	Steven M. Case, Executive Vice President	Name:	David M. Mulder
	Office Properties	Title:	Chief Executive Officer

By	/s/ Tracy M. Perrelle	By	/s/ Brett L. Scott

	Tracy M. Perrelle, Vice President	Name:	Brett L. Scott
	Operations, Office Properties	Title:	Chief Financial Officer

3